Exhibit 99.1

Ooma Completes Acquisition of FluentStream

Sunnyvale, CA – December 1, 2025 – Ooma, Inc., a smart communications platform for businesses and consumers, today announced the successful closing of its previously announced acquisition of FluentStream Corp., a provider of enterprise-grade business communication services for small and medium-sized organizations, for approximately $45 million in cash subject to customary purchase price adjustments.

FluentStream is expected to generate $24-$25 million in revenue and $9.5-$10.5 million of adjusted EBITDA annually, based on current run rates, and be accretive to Ooma’s Adjusted EBITDA and non-GAAP earnings per share starting on December 1, 2025.

FluentStream, founded in 2010 and headquartered in Denver, Colorado, is a cloud communications/UCaaS provider with a strong channel/partner program. Much like Ooma Office, FluentStream provides voice, text, mobile, and call‑center features, and supports remote/hybrid workforces, with a strong emphasis on customer service and reliability. The company has grown significantly over the last several years through a series of acquisitions and now serves approximately 5,000 customers and 80,000 users. Most of FluentStream’s customers are served by FluentStream’s proprietary UCaaS platform and U.S. based customer support.

Ooma will host its Third Quarter Fiscal 2026 Results Conference Call on December 8, 2025 after market close, during which management will discuss financial results as well as the transaction and its impact on fiscal 2026 financial guidance.

Non-GAAP Financial Measures

In addition to disclosing estimates of financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains estimates of Adjusted EBITDA in future periods. As explained in Ooma’s filings with the Securities and Exchange Commission, Adjusted EBITDA represents net income before interest and other income, income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, stock-based compensation and related taxes, litigation costs, restructuring costs and gain on note conversion. This non-GAAP financial measure is presented in this press release to provide investors with the expected annualized impact of the business to be acquired by Ooma. In general, Ooma considers its non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Adjusted EBITDA is also a useful measure of Ooma’s ability to service debt.

Adjusted EBITDA should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments to the directly comparable GAAP financial measure, net income (loss), relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measure of Ooma's financial performance and the related non-GAAP measure should be considered together, when available.

Reconciliations of estimated annualized Adjusted EBITDA to full-year estimates of GAAP net income (loss) have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected benefits of the FluentStream acquisition to Ooma, such as FluentStream’ s financial and business impact on and synergies with Ooma. These forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Ooma to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and unknown factors include, among others, the potential impact on the businesses of Ooma and FluentStream due to uncertainties regarding the acquisition; the retention of the former employees, customers and users of FluentStream and the ability of Ooma to successfully integrate the acquired company and to achieve expected benefits from the acquisition. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Ooma’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed on April 1, 2025, and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. Ooma undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

Contact:

Investors
Matthew S. Robison
Director of IR and Corporate Development
Ooma, Inc.
email: ir@ooma.com
phone: (650) 300-1480

Media
Jim Gustke, Senior Vice President, Marketing
Ooma, Inc.
email: press@ooma.com